Central Valley Community Bancorp Reports Earnings Results for the Year Ended December 31, 2010

FRESNO, CA -- (Marketwire - February 01, 2011) - The Board of Directors of Central Valley Community Bancorp (Company) (NASDAQ: CVCY), the parent company of Central Valley Community Bank (Bank), reported today unaudited consolidated net income of $3,279,000, and diluted earnings per common share of $0.31 for the year ended December 31, 2010, compared to $2,588,000 and $0.28 per diluted common share for the year ended December 31, 2009. Net income increased 26.70% primarily driven by lower provision for credit losses, partially offset by decreases in net interest income and non-interest income, and an increase in non-interest expenses in 2010 compared to 2009.

During 2010, the Company's total assets increased 1.58%, total liabilities increased 0.88% and shareholders' equity increased 6.76%. Return on average equity (ROE) for the year ended December 31, 2010 was 3.41%, compared to 3.10% for the year ended December 31, 2009. The increase in this ratio reflects an increase in net income partially offset by an increase in capital due to increases in other comprehensive income and retained earnings, and the issuance of common and preferred stock. Return on average assets (ROA) was 0.43% for the year ended December 31, 2010, compared to 0.34% for the year ended December 31, 2009. The ROA increase is due to an increase in net income partially offset by an increase in average assets.

During the year ended December 31, 2010, the Company recorded a provision for credit losses of $3,800,000, compared to $10,514,000 for the year ended December 31, 2009. During the year ended December 31, 2010, the Company recorded $2,986,000 in net loan charge-offs, compared to $7,537,000 for the year ended December 31, 2009. The Company also recorded OREO related expenses of $1,071,000 during 2010 compared to $479,000 for the year ended December 31, 2009.

At December 31, 2010, the allowance for credit losses stood at $11,014,000, compared to $10,200,000 at December 31, 2009, a net increase of $814,000. The allowance for credit losses as a percentage of total loans was 2.55% at December 31, 2010, and 2.22% at December 31, 2009. The Company believes the allowance for credit losses is adequate to provide for probable losses inherent within the loan portfolio at December 31, 2010.

Total non-performing assets were $19,984,000, or 2.57% of total assets, as of December 31, 2010 compared to $21,838,000 or 2.85% of total assets as of December 31, 2009. Total non-performing assets as of September 30, 2010 were $22,119,000 or 2.89% of total assets.

The following provides a reconciliation of the change in non-accrual loans for 2010.

                      Additions         Transfer
                         to                to     Returns
             Balances   Non-           Foreclosed   to             Balances
(Dollars in  December accrual  Net Pay Collateral Accrual  Charge  December
 thousands)  31, 2009  Loans    Downs   - OREO    Status    Offs   31, 2010
             -------- -------- -------  -------  -------  -------  --------
Non-accrual
 loans:
 Commercial
  and
  industrial $  3,169 $  1,450 $(1,402)       -  $  (223) $(1,507) $  1,487
 Real
  estate        3,183    5,724  (1,954)  (1,812)    (126)    (243)    4,772
 Real
  estate
  construction
  and land
  development   7,690       51    (238)  (1,655)    (214)       -     5,634
 Consumer         349      177       -        -        -     (526)        -
 Equity
  loans
  and
  lines of
  credit            -      509     (21)       -        -        -       488
Restructured
 loans
 (non-accruing):
 Commercial
  and
  industrial       28      900     (59)       -        -        -       869
 Real
  estate        2,326    1,834  (1,042)                               3,118
 Real
  estate
  construction
  and land
  development   2,214    1,250    (519)       -        -     (752)    2,193
             -------- -------- -------  -------  -------  -------  --------
   Total
    non-
    accrual  $ 18,959 $ 11,895 $(5,235) $(3,467) $  (563) $(3,028) $ 18,561
             ======== ======== =======  =======  =======  =======  ========

The following provides a summary of the change in the OREO balance for the year ended December 31, 2010:

                                                           Year Ended
(Dollars in thousands)                                  December 31, 2010
                                                       -------------------
Balance, December 31, 2009                             $             2,832
Additions                                                            3,467
Dispositions                                                        (4,450)
Write-downs                                                           (591)
Gain on disposition                                                    176
Loss on disposition                                                   (109)
                                                       -------------------
Balance, December 31, 2010                             $             1,325
                                                       ===================

The Company's net interest margin (fully tax equivalent basis) was 4.95% for the year ended December 31, 2010, compared to 5.31% for the year ended December 31, 2009. The 2010 net interest margin decrease in the period-to-period comparison resulted primarily from a decrease in the yield on the Company's investment portfolio partially offset by a decrease in the Company's cost of funds. For the year ended December 31, 2010, the effective yield on total earning assets decreased 71 basis points to 5.59% compared to 6.30% for the year ended December 31, 2009, while the cost of total interest-bearing liabilities decreased 45 basis points to 0.85% compared to 1.30% for the year ended December 31, 2009. The average balance of investment securities, including deposits in other banks and Federal funds sold, increased 16.21% while the effective yield on average investment securities decreased to 4.40% for the year ended December 31, 2010 compared to 6.21% for the year ended December 31, 2009. Average loans, which generally yield higher rates than investment securities, decreased 5.62% and the effective yield on average loans decreased to 6.25% from 6.37% over the same periods. The decrease in yield in the Company's investment securities during 2010 resulted primarily from the purchase of lower yielding investment securities along with higher average balances in interest bearing deposits in other banks. The cost of total deposits decreased 35 basis points to 0.58% for the year ended December 31, 2010 compared to 0.93% for the year ended December 31, 2009. Net interest income for the year ended December 31, 2010 was $31,730,000, compared to $34,107,000 for the year ended December 31, 2009, a decrease of $2,377,000 or 6.97%. Foregone interest on non-accrual and restructured loans adversely impacted the net interest margin by 0.18% for the year ended December 31, 2010, compared to 0.13% for the year ended December 31, 2009. Net interest income decreased as a result of these yield changes combined with an increase in interest-bearing liabilities partially offset by a slight increase in average earning assets.

Total average assets for the year ended December 31, 2010 were $758,852,000, compared to $752,509,000 for the year ended December 31, 2009, an increase of $6,343,000 or 0.84%. Total average loans were $455,340,000 for 2010, compared to $482,458,000 for 2009, representing a decrease of $27,118,000 or 5.62%. Total average investments increased to $231,761,000 for the year ended December 31, 2010 from $199,425,000 for the year ended December 31, 2009, representing an increase of $32,336,000 or 16.21%, primarily due to an increase in deposits in other banks and Federal funds sold. Total average deposits increased $3,903,000 or 0.62% to $636,166,000 for the year ended December 31, 2010, compared to $632,263,000 for the year ended December 31, 2009. Average interest-bearing deposits increased $4,105,000, or 0.86% and average non-interest bearing demand deposits decreased $202,000 or 0.13% for the year ended December 31, 2010 compared to the year ended December 31, 2009. The Company's ratio of average non-interest bearing deposits to total deposits was 24.04% for the year ended December 31, 2010 compared to 24.22% for the year ended December 31, 2009.

Non-interest income for the year ended December 31, 2010 decreased $2,129,000, or 36.39% to $3,721,000, compared to $5,850,000 for the year ended December 31, 2009, mainly due to an increase in Other-Than-Temporary-Impairment (OTTI) charges of $1,587,000, a decrease in net realized gains on sales and calls of investment securities of $657,000 and a decrease in customers service charges of $284,000.

Non-interest expense for the year ended December 31, 2010 increased $1,210,000, or 4.40% to $28,741,000 compared to $27,531,000 for the year ended December 31, 2009, primarily due to increases in OREO expenses of $592,000, legal fees of $165,000, and salaries and employee benefits of $945,000, partially offset by decreases in regulatory assessments of $413,000 and data processing expenses of $119,000. The 2009 period included a $353,000 FDIC one-time special assessment in addition to the recurring regulatory assessments.

The Company recorded an income tax benefit of $369,000 for the year ended December 31, 2010, compared to $676,000 for the year ended December 31, 2009. The effective tax rate for 2010 was (12.68%) compared to (35.36%) for the year ended December 31, 2009.

Quarter Ended December 31, 2010

For the quarter ended December 31, 2010, the Company reported unaudited consolidated net income of $619,000 and diluted earnings per common share of $0.06, compared to $486,000 and $0.05 per diluted share, for the quarter ended December 31, 2009, and $864,000 and $0.08 per diluted share, for the quarter ended September 30, 2010. The increase in net income during the fourth quarter of 2010 compared to the quarter ended December 31, 2009 is primarily due to decreases in the provision for credit losses partially offset by decreases in net interest income and non-interest income, and increases in salary expenses and OREO expenses. During the fourth quarter of 2010, the Company recorded an OTTI charge to earnings of $887,000 related to Private Label Residential Mortgage Backed Securities (PLRMBS).

Annualized return on average equity for the fourth quarter of 2010 was 2.53%, compared to 2.24% for the same period of 2009. This increase is reflective of an increase in net income partially offset by an increase in capital. Annualized return on average assets was 0.32% for the fourth quarter of 2010 compared to 0.26% for the quarter ended December 31, 2009. This increase is due to an increase in net income partially offset by an increase in average assets.

In comparing the fourth quarter of 2010 to the fourth quarter of 2009, average total loans decreased $20,588,000, or 4.41%. During the fourth quarter of 2010, the Company recorded a $900,000 provision for credit losses, compared to $2,864,000 for the quarter ended December 31, 2009. During the fourth quarter of 2010, the Company recorded $992,000 in net loan charge-offs compared to $2,691,000 for the quarter ended December 31, 2009. The net charge-off ratio, which reflects annualized net charge-offs to average loans, was 0.89% for the quarter ended December 31, 2010 compared to 2.31% for the quarter ended December 31, 2009.

The following provides a reconciliation of the change in non-accrual loans for the quarter ended December 31, 2010.

                      Additions         Transfer
                         to                to     Returns
             Balances   Non-     Net   Foreclosed   to             Balances
(Dollars in  September accrual   Pay   Collateral Accrual  Charge  December
 thousands)  30, 2010   Loans   Downs    - OREO   Status    Offs   31, 2010
             -------- -------- -------  -------- -------- -------  --------
Non-accrual
 Loans
 Commercial
  and
  industrial $  1,457 $    339 $  (301) $      - $      - $    (8) $  1,487
 Real Estate    3,532    1,289     (49)        -        -       -     4,772
 Real estate
  construction
  and land
  development   5,735        -    (101)        -        -       -     5,634
 Consumer         322      163       -         -        -    (485)        -
 Equity loans
  and lines
  of credit       494        -      (6)        -        -       -       488
Restructured
 loans
 (non-
 accruing)                   -       -         -        -       -
 Commercial
  and
  industrial      900        -     (31)        -        -       -       869
 Real
  Estate        3,149        -     (31)        -        -       -     3,118
 Real
  estate
  construction
  and land
  development   3,253        -    (308)        -        -    (752)    2,193
             -------- -------- -------  -------- -------- -------  --------
   Total
    non-
    accrual  $ 18,842 $  1,791 $  (827) $      - $      - $(1,245) $ 18,561
             ======== ======== =======  ======== ======== =======  ========

The following provides a summary of the change in the OREO balance for the quarter ended December 31, 2010:

                                                           Three Months
                                                              Ended
(Dollars in thousands)                                   December 31, 2010
                                                         -----------------
Balance, September 30, 2010                              $           3,277
Additions                                                                -
Dispositions                                                        (1,895)
Write-downs                                                           (138)
Gain on disposition                                                    176
Loss on disposition                                                    (95)
                                                         -----------------
Balance, December 31, 2010                               $           1,325
                                                         =================

Average total deposits for the fourth quarter of 2010 increased $12,765,000 or 2.00% to $652,001,000 compared to $639,236,000 for the same period of 2009.

The Company's net interest margin (fully tax equivalent basis) decreased 42 basis points to 4.67% for the three months ended December 31, 2010, from 5.09% for the three months ended December 31, 2009. Net interest income, before provision for credit losses, decreased $579,000 or 7.04% to $7,641,000 for the fourth quarter of 2010, compared to $8,220,000 for the quarter ended December 31, 2009. Foregone interest on non-accrual and restructured loans adversely impacted the net interest margin by 0.20% for the quarter ended December 31, 2010, compared to 0.17% for the quarter ended December 31, 2009. During the fourth quarter of 2010, the Company reversed $217,000 of interest income to correct an immaterial error in accounting for solar lease tax credits, which negatively impacted the net interest margin by 0.13% for the quarter. The remaining decreases in net interest margin and in net interest income are primarily due to a decrease in the yield and average balance of interest-earning assets, partially offset by a decrease in the rate on average interest-bearing liabilities. Over the same periods, the cost of total deposits decreased 27 basis points to 0.49% compared to 0.76% in 2009.

Non-interest income decreased $756,000 or 68.54% to $347,000 for the fourth quarter of 2010 compared to $1,103,000 for the quarter ended December 31, 2009, driven primarily by an OTTI charge of $887,000, a decrease in customer service charges of $193,000, partially offset by a recovery on disposition of OREO of $176,000. Non-interest expense increased $370,000 or 5.59% for the same periods mainly due to an increase in salaries expenses.

"While profitable for each quarter in 2010 and ending the year with increased earnings over 2009, the fourth quarter had some unplanned expense items that reduced our net income. The fourth quarter was affected by an OTTI charge to income and correction of a lease accounting issue. Non-performing assets, including OREO, improved during the fourth quarter and in the year over year comparison. Non-interest expense also increased for the fourth quarter with the opening and staffing of our new branch office in Modesto, taking advantage of another bank exiting the market," stated Daniel J. Doyle, President and CEO for Central Valley Community Bancorp and Central Valley Community Bank.

"The overall economy is still a challenge for many of our clients located throughout California's San Joaquin Valley, which does affect our company. Coupled with the uncertainty in the length of this economic cycle, we have continued to build reserves and increase capital. We are encouraged that certain business sectors such as agriculture are holding up well and real estate values seem to be stabilizing. Additionally, we are thankful that our loyal customers have seen the benefit of our 31 years of financial advocacy and have chosen to not only remain with our bank but also provide new business referrals, which is greatly valued. In spite of ongoing economic challenges, we have continued to grow our bank, increasing earnings and reducing problem assets compared to the previous year," concluded Doyle.

Central Valley Community Bancorp trades on the NASDAQ stock exchange under the symbol CVCY. Central Valley Community Bank, headquartered in Fresno, California, was founded in 1979 and is the sole subsidiary of Central Valley Community Bancorp. Central Valley Community Bank currently operates 17 full service offices in Clovis, Fresno, Kerman, Lodi, Madera, Oakhurst, Prather, Merced, Sacramento, Stockton, Tracy, and Modesto, California. Additionally, the Bank operates Commercial Real Estate Lending, SBA Lending and Agribusiness Lending Departments. Investment services are provided by Investment Centers of America and insurance services are offered through Central Valley Community Insurance Services LLC. Members of Central Valley Community Bancorp's and the Bank's Board of Directors are: Daniel N. Cunningham (Chairman), Sidney B. Cox, Edwin S. Darden, Jr., Daniel J. Doyle, Steven D. McDonald, Louis McMurray, Wanda L. Rogers (Director Emeritus), William S. Smittcamp, and Joseph B. Weirick.

More information about Central Valley Community Bancorp and Central Valley Community Bank can be found at www.cvcb.com.

Forward-looking Statements -- Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained herein that are not historical facts, such as statements regarding the Company's current business strategy and the Company's plans for future development and operations, are based upon current expectations. These statements are forward-looking in nature and involve a number of risks and uncertainties. Such risks and uncertainties include, but are not limited to (1) significant increases in competitive pressure in the banking industry; (2) the impact of changes in interest rates, a decline in economic conditions at the international, national or local level on the Company's results of operations, the Company's ability to continue its internal growth at historical rates, the Company's ability to maintain its net interest margin, and the quality of the Company's earning assets; (3) changes in the regulatory environment; (4) fluctuations in the real estate market; (5) changes in business conditions and inflation; (6) changes in securities markets; and (7) the other risks set forth in the Company's reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2009. Therefore, the information set forth in such forward-looking statements should be carefully considered when evaluating the business prospects of the Company.

                     CENTRAL VALLEY COMMUNITY BANCORP
                        CONSOLIDATED BALANCE SHEETS
                                (Unaudited)

                                               December 31,   December 31,
(In thousands, except share amounts)               2010           2009
                                               -------------  ------------
ASSETS
Cash and due from banks                        $      11,357  $     13,857
Interest-earning deposits in other banks              89,042        34,544
Federal funds sold                                       600           279
                                               -------------  ------------
    Total cash and cash equivalents                  100,999        48,680
Available-for-sale investment securities
 (Amortized cost of $189,682 at December 31,
 2010 and $199,744 at December 31, 2009)             191,325       197,319
Loans, less allowance for credit losses of
 $11,014 at December 31, 2010 and $10,200 at
 December 31, 2009                                   420,583       449,007
Bank premises and equipment, net                       5,843         6,525
Other real estate owned                                1,325         2,832
Bank owned life insurance                             11,390        10,998
Federal Home Loan Bank stock                           3,050         3,140
Goodwill                                              23,577        23,577
Core deposit intangibles                               1,198         1,612
Accrued interest receivable and other assets          18,304        21,798
                                               -------------  ------------
         Total assets                          $     777,594  $    765,488
                                               =============  ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
  Non-interest bearing                         $     173,867  $    159,630
  Interest bearing                                   476,628       480,537
                                               -------------  ------------
    Total deposits                                   650,495       640,167
Short-term borrowings                                 10,000         5,000
Long-term debt                                         4,000        14,000
Junior subordinated deferrable interest
 debentures                                            5,155         5,155
Accrued interest payable and other liabilities        10,552         9,943
                                               -------------  ------------
    Total liabilities                                680,202       674,265
                                               -------------  ------------
Commitments and contingencies
Shareholders' equity:
  Preferred stock, no par value, $1,000 per
   share liquidation preference; 10,000,000
   shares authorized;
    Series A, no par value,  7,000 shares
     issued and outstanding                           6,864         6,819
    Series B, no par value, issued and
     outstanding none at December 31, 2010
     and 1,359 at December 31, 2009                       -         1,317
Common stock, no par value; 80,000,000
 authorized; issued and outstanding 9,109,154
 at December 31, 2010 and 8,949,754 at
 December 31, 2009                                    38,428        37,611
Non-voting common stock, 1,000,000 authorized;
 issued and outstanding 258,862 at December
 31, 2010 and none at December 31, 2009                1,317             -
Retained earnings                                     49,816        46,931
Accumulated other comprehensive income (loss),
 net of tax                                              967        (1,455)
                                               -------------  ------------
    Total shareholders' equity                        97,392        91,223
                                               -------------  ------------
         Total liabilities and shareholders'
          equity                               $     777,594  $    765,488
                                               =============  ============

                     CENTRAL VALLEY COMMUNITY BANCORP
                    CONSOLIDATED STATEMENTS OF INCOME
                                (Unaudited)

                                                       For the Years
                                                     Ended December 31,
                                                  ------------------------
(In thousands, except earnings per share amounts)     2010         2009
                                                  -----------  -----------
INTEREST INCOME:
    Interest and fees on loans                    $    27,390  $    29,920
    Interest on Federal funds sold                          2           48
    Interest and dividends on investment
     securities:
        Taxable                                         5,582        7,709
        Exempt from Federal income taxes                3,039        3,057
                                                  -----------  -----------
             Total interest income                     36,013       40,734
                                                  -----------  -----------
INTEREST EXPENSE:
    Interest on deposits                                3,713        5,867
    Interest on junior subordinated deferrable
     interest debentures                                  102          129
    Other                                                 468          631
                                                  -----------  -----------
           Total interest expense                       4,283        6,627
                                                  -----------  -----------
           Net interest income before provision
            for credit losses                          31,730       34,107
PROVISION FOR CREDIT LOSSES                             3,800       10,514
                                                  -----------  -----------
           Net interest income after provision
            for credit losses                          27,930       23,593
                                                  -----------  -----------
NON-INTEREST INCOME:
    Service charges                                     3,225        3,509
    Appreciation in cash surrender value of bank
     owned life insurance                                 392          391
    Loan placement fees                                   300          231
    Gain on disposal of other real estate owned           176            -
    Net realized (loss) gains on sales and calls
     of investment securities                            (191)         466
    Total impairment on investment securities          (3,346)           -
    Increase in fair value recognized in other
     comprehensive income                               1,759            -
                                                  -----------  -----------
        Net impairment loss recognized in
         earnings                                      (1,587)           -
    Federal Home Loan Bank dividends                       11            7
    Other income                                        1,395        1,246
                                                  -----------  -----------
            Total non-interest income                   3,721        5,850
                                                  -----------  -----------
NON-INTEREST EXPENSES:
    Salaries and employee benefits                     14,871       13,926
    Occupancy and equipment                             3,867        3,812
    Regulatory assessments                              1,191        1,604
    Data processing expense                             1,197        1,316
    Advertising                                           669          722
    Audit and accounting fees                             496          503
    Legal fees                                            495          330
    Other real estate owned                             1,071          479
    Amortization of core deposit intangibles              414          414
    Loss on sale of assets                                 10           55
    Other expense                                       4,460        4,370
                                                  -----------  -----------
            Total non-interest expenses                28,741       27,531
                                                  -----------  -----------
            Income before benefit from income
             taxes                                      2,910        1,912
BENEFIT FROM INCOME TAXES                                (369)        (676)
                                                  -----------  -----------
            Net income                            $     3,279  $     2,588
                                                  ===========  ===========

Net income                                        $     3,279  $     2,588
Preferred stock dividends and accretion                   395          365
                                                  -----------  -----------
            Net income available to common
             shareholders                         $     2,884  $     2,223
                                                  ===========  ===========
Net income per common share:
    Basic earnings per common share               $      0.31  $      0.29
                                                  ===========  ===========
    Weighted average common shares used in basic
     computation                                    9,209,858    7,685,789
                                                  ===========  ===========
    Diluted earnings per common share             $      0.31  $      0.28
                                                  ===========  ===========
    Weighted average common shares used in
     diluted computation                            9,290,671    7,803,764
                                                  ===========  ===========

                     CENTRAL VALLEY COMMUNITY BANCORP
                CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                (Unaudited)

                     Dec. 31,   Sep. 30,   Jun. 30,   Mar. 31,   Dec. 31,
For the three          2010       2010       2010       2010       2009
 months ended        ---------  ---------  ---------  ---------  --------
(In thousands,
 except share and
 per share amounts)

Net interest income  $   7,641  $   8,173  $   7,930  $   7,986  $   8,220
Provision for credit
 losses                    900      1,300      1,000        600      2,864
                     ---------  ---------  ---------  ---------  --------
  Net interest income
   after provision
   for credit losses     6,741      6,873      6,930      7,386      5,356
Total non-interest
 income                    347      1,293        747      1,334      1,103
Total non-interest
 expense                 6,986      7,409      7,142      7,204      6,616
(Benefit from)
 provision for
 income taxes             (517)      (107)        31        224       (643)
                     ---------  ---------  ---------  ---------  ---------
Net income           $     619  $     864  $     504  $   1,292  $     486
                     =========  =========  =========  =========  =========
Net income available
 to common
 shareholders        $     520  $     766  $     405  $   1,193  $     416
                     =========  =========  =========  =========  =========
Basic earnings per
 common share        $    0.06  $    0.08  $    0.04  $    0.13  $    0.05
                     =========  =========  =========  =========  =========
  Weighted average
   common shares used
   in basic
   computation       9,368,016  9,363,908  9,131,753  8,969,687  7,782,841
                     =========  =========  =========  =========  =========
  Diluted earnings
   per common share  $    0.06  $    0.08  $    0.04  $    0.13  $    0.05
                     =========  =========  =========  =========  =========
  Weighted average
   common shares used
   in diluted
   computation       9,429,226  9,432,301  9,210,838  9,082,070  7,900,679
                     =========  =========  =========  =========  =========

                     CENTRAL VALLEY COMMUNITY BANCORP
                              SELECTED RATIOS
                                (Unaudited)

                     Dec. 31,   Sep. 30,   Jun. 30,   Mar. 31,   Dec. 31,
As of and for the      2010       2010       2010       2010       2009
 three months ended  ---------  ---------  ---------  ---------  ---------
(Dollars in
 thousands, except
 per share amounts)

Allowance for credit
 losses to total
 loans                    2.55%      2.42%      2.45%      2.34%      2.22%
Nonperforming assets
 to total assets          2.57%      2.89%      2.45%      2.72%      2.85%
Total nonperforming
 assets              $  19,984  $  22,119  $  18,496  $  20,646  $  21,838
Net loan charge offs $     992  $   1,662  $     127  $     205  $   2,691
Net charge offs to
 average loans
 (annualized)             0.89%      1.43%      0.11%      0.18%      2.31%
Book value per share $    9.66  $    9.78  $    9.46  $    9.47  $    9.28
Tangible book value
 per share           $    7.02  $    7.13  $    6.80  $    6.71  $    6.47
Tangible common
 equity              $  65,753  $  66,763  $  63,628  $  60,928  $  57,898
Interest and
 dividends on
 investment
 securities exempt
 from Federal income
 taxes               $     762  $     761  $     759  $     757  $     765

Net interest margin
 (calculated on a
 fully tax
 equivalent basis)
 (1)                      4.67%      5.10%      5.06%      4.98%      5.09%
Return on average
 assets (2)               0.32%      0.46%      0.27%      0.68%      0.26%
Return on average
 equity (2)               2.53%      3.53%      2.11%      5.53%      2.24%
Tier 1 leverage -
 Bancorp                  9.48%     10.07%      9.94%      9.61%      9.30%
Tier 1 leverage -
 Bank                     9.32%      9.93%      9.80%      9.44%      9.20%
Tier 1 risk-based
 capital - Bancorp       14.16%     13.75%     12.96%     12.91%     12.28%
Tier 1 risk-based
 capital - Bank          13.92%     13.55%     12.77%     12.68%     12.12%
Total risk-based
 capital - Bancorp       15.42%     15.03%     14.24%     14.17%     13.54%
Total risk based
 capital - Bank          15.19%     14.82%     14.05%     13.94%     13.38%

(1) Net Interest Margin is computed by dividing annualized quarterly net interest income by quarterly average interest-bearing assets.
(2) Computed by annualizing quarterly net income.

                    CENTRAL VALLEY COMMUNITY BANCORP
                       AVERAGE BALANCES AND RATES
                              (Unaudited)

                                      For the               For the
                                 Three Months Ended   Twelve Months Ended
AVERAGE AMOUNTS                     December 31,          December 31,
                                --------------------  --------------------
(Dollars in thousands)            2010       2009       2010       2009
                                ---------  ---------  ---------  ---------
Federal funds sold              $     704  $  30,497  $     713  $  17,627
Interest-bearing deposits in
 other banks                       72,651      7,892     42,047      3,008
Investments                       184,432    181,060    189,001    178,790
Loans (1)                         427,094    454,296    437,959    469,341
Federal Home Loan Bank stock        3,050      3,140      3,084      3,140
                                ---------  ---------  ---------  ---------
Earning assets                    687,931    676,885    672,804    671,906
Allowance for credit losses       (11,295)   (10,323)   (10,922)    (8,608)
Non-accrual loans                  19,280     12,666     17,381     13,117
Other real estate owned             2,623      3,079      2,972      2,553
Other non-earning assets           78,029     74,197     76,617     73,541
                                ---------  ---------  ---------  ---------
Total assets                    $ 776,568  $ 756,504  $ 758,852  $ 752,509
                                =========  =========  =========  =========

Interest bearing deposits       $ 485,133  $ 484,734  $ 483,220  $ 479,115
Other borrowings                   19,155     24,155     19,634     29,987
                                ---------  ---------  ---------  ---------
Total interest-bearing
 liabilities                      504,288    508,889    502,854    509,102
Non-interest bearing demand
 deposits                         166,868    154,502    152,946    153,148
Non-interest bearing
 liabilities                        7,455      6,322      6,878      6,859
                                ---------  ---------  ---------  ---------
Total liabilities                 678,611    669,713    662,678    669,109
                                ---------  ---------  ---------  ---------
Total equity                       97,957     86,791     96,174     83,400
                                ---------  ---------  ---------  ---------
Total liabilities and equity    $ 776,568  $ 756,504  $ 758,852  $ 752,509
                                =========  =========  =========  =========

AVERAGE RATES
                                ---------  ---------  ---------  ---------
Federal funds sold                   0.25%      0.25%      0.28%      0.27%
Interest-earning deposits in
 other banks                         0.26%      0.25%      0.26%      0.27%
Investments                          5.08%      6.13%      5.33%      6.90%
Loans                                6.11%      6.29%      6.25%      6.37%
Earning assets                       5.22%      5.91%      5.59%      6.30%
Interest-bearing deposits            0.65%      1.00%      0.77%      1.22%
Other borrowings                     2.75%      2.86%      2.90%      2.53%
Total interest-bearing
 liabilities                         0.73%      1.08%      0.85%      1.30%
Net interest margin (calculated
 on a fully tax
 equivalent basis) (2)               4.67%      5.09%      4.95%      5.31%

(1) Average loans do not include non-accrual loans.
(2) Calculated on a fully tax equivalent basis, which includes Federal tax benefits relating to income earned on municipal bonds totaling $393 and
    $394 for the quarters ended December 31, 2010 and 2009, respectively, and $1,566 and $1,575 for the years ended December 31, 2010 and 2009, respectively.

Contact:
Debbie Nalchajian-Cohen
559-222-1322